UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 23, 2009

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GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)

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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 531-1943

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2009, the Board Of Directors of Grand River Commerce, Inc. (the “Company”) approved the adoption of the Grand River Commerce, Inc. 2009 Stock Incentive Plan (the “2009 Plan”) which provides for the reservation of 200,000 shares of the Company’s common stock, $0.01 par value per share for issuance upon the exercise of certain stock options, that may be issued pursuant to the terms of the 2009 Plan.  The Company will solicit approval of the 2009 Plan from its shareholders in the coming months.  A summary description of the terms and conditions of the 2009 Plan was included in the Company’s prospectus, dated May 9, 2008, under the section entitled “Management - Stock Incentive Plan,” which description is incorporated by reference herein.  The prospectus was included in the Company’s registration statement of Form S-1 (Registration No. 333-147456), as amended, as filed with the Securities and Exchange Commission.  The forms of Stock Option Agreements for which common shares may be issued pursuant to the 2009 Plan are attached hereto, the material terms of which are incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

10.1	Grand River Commerce, Inc. 2009 Stock Incentive Plan
10.2	Form of Incentive Stock Option Award Agreement pursuant to the Grand River Commerce, Inc. 2009 Stock Incentive Plan
10.3	Form of Stock Option Award Agreement for non-qualified stock options pursuant to the Grand River Commerce, Inc. 2009 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: June 26, 2009	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Grand River Commerce, Inc. 2009 Stock Incentive Plan
10.2	Form of Incentive Stock Option Award Agreement pursuant to the Grand River Commerce, Inc. 2009 Stock Incentive Plan
10.3	Form of Stock Option Award Agreement for non-qualified stock options pursuant to the Grand River Commerce, Inc. 2009 Stock Incentive Plan